Exhibit 10.25

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”) is made and entered into as of February 21, 2008, by and among John L. Bishop (“Executive”) and Cepheid, a California corporation (the “Company”).

R E C I T A L S

A. The Company and Executive are parties to that certain Employment Agreement dated January 24, 2007. All capitalized terms set forth herein shall (unless otherwise defined herein) have the meanings given to them in the Agreement.

B. The Company and Executive wish to clarify the terms of Section 9 of the Agreement by means of this Amendment to the Agreement.

A G R E E M E N T

NOW THEREFORE, the parties hereby agree as follows:

1. AMENDMENT TO AGREEMENT. The first sentence of Section 9 of the Agreement entitled “Separation Benefits” is hereby amended to insert the phrase “any earned but unpaid bonus,” such that it shall read in its entirety to read as follows:

“Upon termination of your employment with Cepheid for any reason, you will receive payment for all unpaid salary, any earned but unpaid bonus, reimbursements and PTO accrued to the date of your termination of employment; and your benefits will be continued under Cepheid’s then existing benefit plans and policies for so long as provided under the terms of such plans and policies and as required by applicable law.”

2. NO OTHER AMENDMENTS. Except as expressly set forth above, all of the terms and conditions of the Agreement remain in full force and effect.

3. GOVERNING LAW. This Amendment will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

4. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same instrument.

COMPANY:	EXECUTIVE:

/s/ Joseph Smith	/s/ John Bishop
By: Joseph Smith	John Bishop
Its: Senior Vice President and General Counsel